Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, Pennsylvania 19103

+1 215 988 2700 main

+1 215 988 2757 fax

August 12, 2020

Tyme Technologies, Inc.

1 Pluckemin Way – Suite 103

Bedminster, New Jersey 07921

Ladies and Gentlemen:

We have acted as counsel to Tyme Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering by the Company from time to time of up to $250,000,000 aggregate public offering price of (i) common stock of the Company, par value $0.001 per share (the “Shares”), (ii) preferred stock of the Company, par value $0.001 per share (the “Preferred Shares”), (iii) senior debt securities of the Company (the “Senior Debt Securities”), (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which Debt Securities would be issued pursuant to respective indentures between the Company and an indenture trustee (as the same may be supplemented with respect to any particular Debt Securities, the “Indentures”); (v) warrants to purchase Shares, Preferred Shares, Debt Securities (collectively, “Warrants”) and to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), and (vi) units consisting of Shares, Preferred Shares, Debt Securities, Warrants or any combination of those securities (the “Units”) to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”).

We have also acted as counsel to the Company in connection with the offering of up to $26,575,559 of Shares that may be issued and sold (the “Sales Agreement Shares”) under an Open Market Sale Agreement entered into by the Company with Jefferies, LLC on October 19, 2019, as amended on August 12, 2020 (as may be amended or supplemented, the “Sales Agreement”), to be effective upon effectiveness of the Registration Statement. The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

In addition, the Company has previously sold and issued warrants (the “Registered Warrants”) to purchase up to 2,166,667 Shares (the “Warrant Shares”). The prospectus for the offer and sale of the Warrant Shares is included in the Registration Statement (as may be amended or supplemented, the “Warrant Prospectus”).

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Amended and Restated By-Laws (the “By-Laws”), resolutions of the Company’s Board of Directors, the Registration Statement, the Sales Agreement Prospectus, the Warrant Prospectus, the Indentures, the Sales Agreement, the Registered Warrants and such other documents and corporate records relating to the Company and the issuance and sale of the Shares, Preferred Shares, Debt Securities, Warrants, Sale Agreement Shares and Warrant Shares as we have deemed appropriate.

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In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, that adequate consideration has been given, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, the accuracy and completeness of all corporate records and other information made available to us by the Company and that future issuances of Sales Agreement Shares will be made in accordance with the parameters established by Board of Directors or a Pricing Committee of the Board of Directors, as such parameters may be established from time to time.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

1. The Shares, when the issuance and sale thereof have been duly authorized by the Board of Directors of the Company in conformity with the Certificate of Incorporation, and the By-Laws, and when issued and delivered against payment therefor, and if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Shares, Debt Securities, Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Indenture, Warrant Agreement or Unit Agreement respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

2. When the designation of the relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares has been duly authorized by the Board of Directors of the Company in conformity with the Certificate of Incorporation and the By-Laws, and a proper and valid filing with the Secretary of State of the State of Delaware of a Certificate of Designation or an amendment to the Certificate of Incorporation has been made setting forth such designation and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, and upon the approval by the Board of Directors of the Company of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Debt Securities, Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement or Unit Agreement, respectively, relating thereto, such Preferred Shares will be validly issued, fully paid and non-assessable by the Company.

3. When (a) the issuance, execution and delivery by the Company of the applicable Indenture and related Debt Securities shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the applicable Indenture, in the form filed as an exhibit to the Registration Statement (or, pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the trustee of such Indenture, (c) the terms of the Debt Securities and their issue and sale shall have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (d) the Debt Securities shall have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement (or pursuant to the applicable rules of the Commission,

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on a Current Report on Form 8-K), and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement or Unit Agreement, respectively, relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

4. When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement (or, pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5. When (a) the issuance, execution and delivery by the Company of any Units shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Unit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company and (c) such Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

6. With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and non-assessable by the Company.

7. With respect to the offering of the Warrant Shares pursuant to the Warrant Prospectus, the Warrant Shares are duly authorized, and if, when and to the extent any Warrant Shares are issued in accordance with the terms of the Registered Warrants, including the due and proper exercise of such Registered Warrants and payment in full to the Company of the exercise price as required thereunder, will be validly issued, fully paid and non-assessable by the Company.

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In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any such security, (i) the Registration Statement, including any further amendments, shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security; (iii) no Shares or Preferred Shares shall be issued for less than the par value thereof; (iv) upon the issuance of any Shares or Preferred Shares, the total number of Shares and Preferred Shares, respectively, issued and outstanding will not exceed the total number of Shares and Preferred Shares, respectively, that the Company is then authorized to issue under the Certificate of Incorporation; and (v) the Indenture, the Debt Securities, the Warrant Agreement and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above with respect to the Company). We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We express no opinion concerning the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and (ii) solely with respect to the Indentures included as exhibits to the Registration Statement, the laws of the State of New York.

Please be advised that James Biehl, the Company’s Chief Legal Officer, is a Senior Counsel at our firm.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
Faegre Drinker Biddle & Reath LLP